UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

Lihua International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2014, Lihua International, Inc. (the “Company”) received a letter from the Staff of the Nasdaq Stock Market LLC (“Nasdaq”), which stated that, since the Company has not yet filed its Form 10-Q for the period ended March 31, 2014 (the “Filing”), it no longer complies with the requirement set forth in Nasdaq Rule 5250(c)(1), which requires a company to timely file all required periodic financial reports with the Securities and Exchange Commission.

In accordance with the letter, the Company must prepare and submit a plan of compliance. The Staff has elected to utilize its discretionary authority set forth in Listing Rule 5101 to shorten the time frame for submission of such plan to the Staff from 60 days to 7 days. If the plan is accepted, Nasdaq can grant an exception of up to 180 calendar days from the Filing’s due date, or until November 10, 2014, to regain compliance. If the Staff does not accept the plan, the Company will have the opportunity to appeal that decision to a Hearings Panel.

The Board of Directors intends to submit a plan of compliance within the timeframe provided by the Staff.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2014	LIHUA INTERNATIONAL, INC.

	By:	Daphne Huang
Name: Daphne Huang
Title: Chief Financial Officer

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